Preliminary Proxy Dated June 27, 2003


                                quepasa.com, inc.
                        410 North 44th Street, Suite 450
                             Phoenix, Arizona 85008


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD July 28, 2003

     To the shareholders of quepasa.com, inc.:

     The Annual Meeting of the shareholders of quepasa.com, inc. will be held at our corporate offices located at 410 North 44th Street, Suite 450, Phoenix, Arizona 85008, at 11:00 A.M. on July 28, 2003, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect five directors.
     2.   To change our name to "quepasa corporation."
     3. To reverse split our Common Stock on the basis of one share for each 20 shares currently outstanding.
     4. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on July 9, 2003 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jeffrey S. Peterson
                                            Chairman

July 14, 2003

                                 PROXY STATEMENT
                                quepasa.com, inc.
                        410 North 44th Street, Suite 450
                             Phoenix, Arizona 85008
                            Telephone: (602) 716-0100

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 28, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of quepasa.com, inc., a Nevada corporation, of its $.001 par value Common Stock to be voted at our Annual Meeting of Shareholders ("Annual Meeting") to be held at 11:00 A.M. on July 28, 2003, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to our shareholders on or about July 14, 2003. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast (i) for the election of the five nominees for directors hereinafter named, (ii) to change our name to quepasa corporation, and (iii) to reverse split our Common Stock on the basis of one share for each 20 shares outstanding. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve both of the proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on July 9, 2003 has been fixed by the Board of Directors as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 41,497,048 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock (and stock options exercisable within 60 days) by (i) each person who is known by us to own of record or beneficially more than 10% of our Common Stock, (ii) each of our directors and (iii) all directors and officers as a group. The persons listed in the table have sole voting and investment powers with respect to the shares of Common Stock and the address of each person is in care of us.

Name                              Amount of Ownership         Percent of Class
----                              -------------------         ----------------
Jeffrey S. Peterson                    8,728,318                     21%
Michael D. Silberman                   3,264,534                      8%
Brian Lu                               1,408,056                      3%
All officers and directors
  as a group (3 persons)              13,400,908                     32%


                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect five directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. Three of the nominees are presently members of the Board of Directors, and each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors may recommend.

     The following table sets forth certain information regarding each of our nominees and each executive officer.

                                                                Officer or
Name                    Age   Position                          Director Since
----                    ---   --------                          --------------

Jeffrey S. Peterson     30    Chairman of the Board of          From 1997
                              Directors, Chief Executive        to 1999 and
                              Officer and Chief Financial       since April 2002
                              Officer

Michael D. Silberman    47    Director                          From 1998
                                                                to 1999 and
                                                                since April 2002

David Hansen            24    Chief Technology Officer and      2003
                              Director Nominee

Brian Lu                21    Director                          2002

Victor Roldan           35    Director Nominee                  Not applicable

     Directors hold office for a period of one year from their election at the annual meeting of stockholders or until their successors are duly elected and qualified. Our officers are elected by, and serve at the discretion of, the Board of Directors.

     Jeffrey S. Peterson has been our Chairman and Chief Executive Officer since April 2002. He has been the Chairman and Chief Executive Officer of Vayala Corporation, our wholly-owned subsidiary, since July 2001. From June 1999 to June 2001, Mr. Peterson managed his personal investments. Mr. Peterson was the original founder of quepasa and was our Chairman and Chief Executive Officer from May 1998 to June 1999 when he was appointed Chief Technology Officer. He was also our Chief Technology Officer from July 1997 until May 1998 and our President in June 1999. From January 1997 to June 1997, Mr. Peterson served as co-owner of NetCentury, an Internet design firm he founded. Mr. Peterson is an experienced Modula, Java, and C++ programmer, who has been involved in the programming and operations of computers and digital communications for over 20 years. He has developed software applications for operating systems and digital platforms, beginning with Cp/M based systems in the early 1980s to Unix (Sun Solaris, BSD, Linux, Irix) and Windows NT. Mr. Peterson is bilingual in English and Spanish. Mr. Peterson has received national and international media attention for his accomplishments in the technology sector, currently serves on the board of directors of several privately-held technology related companies in both the United States and Latin America and serves as a technology consultant to the government of Mexico. In June 2003, Mr. Peterson was appointed by Arizona Governor Janet Napolitano to the Board of Directors of the Arizona - Mexico Commission.

     Michael D. Silberman has been a self-employed investor since July 1999. Mr. Silberman co-founded quepasa in May 1998 and was our Chief Operating Officer, Chief Financial Officer, Operations Coordinator and a Director from May 1998 until July 1999. From September 1996 to May 1998, he was Chief Financial Officer, Secretary and a Director of Retrospettiva, Inc. From May 1994 to September 1996 he was a financial advisor with Prudential Securities, Inc. From April 1992 to February 1994, Mr. Silberman was a portfolio manager for Private Investment Fund, a privately-held and managed investment fund. From September 1991 to April 1992, he was the founder and president of UMB Commercial Capital, a division of United Mercantile Bank of Pasadena, a federally chartered bank. From 1983 to 1991, Mr. Silberman served as executive vice president, vice president and an account executive of Allied Business Capital, a California-based commercial finance and factoring company. Mr. Silberman earned a B.A. in Economics from the University of California, Los Angeles (UCLA) and his MBA from the John E. Anderson Graduate School of Management (Anderson School) at the University of California, Los Angeles (UCLA).

     David Hansen was the lead programmer on our original technology team, beginning with our original startup in 1997. Mr. Hansen has a strong background in dynamic systems development. An Arizona native, he attended Arizona State University and has been involved in technology since early childhood. A key participant and contributor to the growth of principal technology concerns throughout the Southwest, Mr. Hansen also serves on the board of directors of Wild Attire Inc., a leading online retailer.

     Brian Lu was a co-founder of Vayala Corporation, our wholly-owned subsidiary, and has been an employee of Vayala since June 2001. He became a Director and an employee in April 2002.

     Victor Roldan was a Strategic Account Executive with Cable and Wireless from 2001 to 2003, where he managed new accounts totaling over $5.5 million in revenue annually, serving principal internet customers in Latin America. He was also responsible for new business development for Cable and Wireless in Mexico, Central America and South America. From 2000 to 2001, Mr. Roldan was the Director of Business Development for ZDNet Latin America, where he directed business development for ZDNet in the Hispanic market, including the U.S., Latin America and Brazil; initiated partnership negotiations, expanding existing partnerships and closing new partnerships with a number of companies, including Televisa/Esmas.com, UOL, Terra, Starmedia, IG.com, Globo.com, Univision, Yahoo en Espanol and AOL Latin America. He also was responsible for creating new revenue streams for the company through content syndication to print media companies. From 1999 to 2000, Mr. Roldan was Vice President of Business Development at Espanol.com, where he created partnerships with El Nuevo Dia, Hispanic Broadcasting Corporation, Telemundo, Terra Networks, LatinTrade.com, Vcom, Scholastic, DownTown Books, BeFree and others. From 1997 to 1999, Mr. Roldan was our Executive Vice President during which time he directed business development and marketing; creating partnerships with Fox Sports World Espanol, the Miami Herald, GarciaLKS, H.B.C., IDT/Nuestravoz.com and others. During his time with us, Mr. Roldan brought Jose Maria Figueres, former president of Costa Rica, to our board of directors, as well as Lionel Sosa, named one of the 100 most influential Hispanics in the U.S. From 1995 to 1997, Mr. Roldan was employed as an Attorney with Alfredo Fournier & Associates in San Jose, Costa Rica, where he specialized in Labor and Civil Law. He directed all litigation for FERTICA, the largest export company in Central America. Mr. Roldan studied law at the University of Costa Rica, San Jose, where he graduated and was certified as an Attorney and Notary Public in 1995.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides certain summary information concerning the compensation earned by our current president and our former chief executive officer for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2002, and 2001.

                                 Annual Compensation            Long Term Compensation
                        --------------------------------------  ----------------------
                                                                Restricted  Securities
 Name and Principal                               Other Annual    Stock     Underlying    All Other
     Positions          Year    Salary    Bonus   Compensation    Awards     Options    Compensation
 ------------------     ----    ------    -----   ------------    ------     -------    ------------

Jeffery S. Peterson     2002   $ 93,931   $    0    $     0       $    0    $      0     $      0
Chairman and Chief
Financial Officer

Gary L. Trujillo        2002   $      0   $    0    $     0       $    0    $      0     $      0
Chairman and former     2001   $215,531   $    0    $     0       $    0    $100,000     $700,000 (1)
Chief Executive
Officer and President

Robert J. Taylor        2002   $      0   $    0    $     0       $    0    $      0     $      0
President and Chief     2001   $175,000   $    0    $26,065 (2)   $    0    $100,000     $      0
Financial Officer


(1)  Represents severance in connection with the early termination of Mr.
     Trujillo's employment agreement.

(2) Of this amount, $20,065 represents vacation pay and $6,000 represents vehicle allowance.






                                       6

Option Grants Table

     We granted 1.150 million stock options to our executive officers during the year ended December 31, 2002.

     Aggregated Option Exercises in 2002 and Year-End Option Values/Table

                                                                          Value of Unexercised
                                                                          In-the-Money Options
                                                  Number of Unexercised            at
                                                   Options at Year-end        Year-end ($)
                     Shares Acquired                   Exercisable/           Exercisable/
Name                   on Exercise     Realized       Unexercisable         Unexercisable(1)
----                   -----------     --------       -------------         ----------------

Jeffrey S. Peterson        --             --          37,500/37,500              $ 0/0

No options were exercised during 2002 by our executive officers.

(1) Based on the closing bid price of our Common Stock of $0.02 per share on December 31, 2002.


Director Compensation

     Our directors do not currently receive compensation for their services as directors, although they are provided reimbursement for any out-of-pocket expenses incurred in attending Board meetings.

                              CERTAIN TRANSACTIONS

     On October 30, 2002 we acquired all of the issued and outstanding common stock of Vayala Corporation initially for 10,000,000 shares of our Common Stock. We also agreed to issue up to 22,000,000 additional shares and stock options to purchase an additional 65,000,000 shares exercisable at $.0001 per share based upon certain performance criteria to be met by Vayala. Vayala is an affiliated company by virtue of the fact that Messrs. Peterson, Silberman and Lu were principal stockholders and/or executive officers and directors of Vayala.

              PROPOSAL TO CHANGE OUR NAME TO "QUEPASA CORPORATION"

     As a result of our purchase of Vayala Corporation, we have expanded our business beyond the operation of our quepasa.com Web site. Accordingly, we believe it appropriate to reflect our expanded operations through the proposed name change. The Board of Directors recommends that our shareholders approve a change in our name to "quepasa corporation."

                   PROPOSAL TO REVERSE SPLIT OUR COMMON STOCK
            ON THE BASIS OF ONE SHARE FOR EACH 20 SHARES OUTSTANDING

Introduction

     In June 2003, our Board of Directors approved a proposal to effect a reverse split of our Common Stock, subject to the approval of our shareholders. The reverse split, as approved, will combine our outstanding Common Stock on a one share for 20 shares basis. In other words, once the reverse split takes place, every 20 shares of Common Stock held by shareholders will be reduced to one share. Accordingly, the 41,497,048 shares currently issued and outstanding will be reduced to approximately 2,074,852 shares (subject to rounding) issued and outstanding.

Reasons for the Reverse Split

     Our Common Stock currently trades at less than $.01 per share and we currently have almost 50 million shares outstanding. Our Board of Directors believes it is in our interest to reduce the number of shares outstanding, which may proportionately increase the price per share, thereby possibly interesting broker dealers and investors who would otherwise be reluctant to purchase securities trading at less than $.01 per share.

Certain Effects of the Reverse Split

     The following table illustrates the principal effects of the reverse split on our Common Stock based on the number of shares issued and outstanding as of the date hereof, and the number of shares authorized resulting from approval of the proposal.

                                 Number of Shares            Number of Shares
                              Prior to Reverse Split       After Reverse Split
                              ----------------------       -------------------

Authorized Common Stock              50,000,000                50,000,000

Issued and Outstanding
    Common Stock                     41,497,048                 2,074,852

Common Stock Available
    for Issuance                      5,502,952                47,925,148

     Fractional shares will be paid in cash based upon the average closing bid price of our Common Stock on the Electronic Bulletin Board for the ten trading days prior to the Annual Meeting. Shares of Common Stock issued pursuant to the reverse split will be fully paid and nonassessable. The reverse split will not alter the relative voting and other rights of holders of the Common Stock, and each share of Common Stock will continue to entitle its owner to one vote.

     As a result of the reverse split, the number of shares of Common Stock presently outstanding will be consolidated but the number of shares authorized for issuance will remain unchanged at 50 million. Accordingly, we will have the ability to issue more shares of Common Stock than is presently the case without additional shareholder approval. Doing so may have a dilutive effect on the equity and voting power of our existing shareholders. Your percentage ownership in our company will remain essentially unchanged.

     The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

     The reverse split will not affect our shareholders' equity as reflected on its financial statements, except to change the number of issued and outstanding shares of Common Stock and to reduce additional paid-in capital to the extent we pay cash for fractional shares. Accordingly, the payment of cash will reduce our shareholders' equity and shares of Common Stock outstanding.

Certain Federal Income Tax Consequences

     The following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual circumstances.

     We understand that the reverse split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by us or our shareholders as a result of the reverse split or the exchange of pre- reverse split shares for post-reverse split shares. A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange. Shareholders will recognize gain for federal income tax purposes to the extent that payment made to them for fractional shares exceeds the shareholder's tax basis in his or her shares.

Effective Date of the Reverse Split

     If the proposal is approved by our shareholders, we anticipate that it will become effective in July 2003. After the reverse split is effective, certificates representing shares of pre-reverse split Common Stock will be deemed to represent only the right the receive the appropriate number of shares of post-reverse split Common Stock.

Exchange of Certificates

     Shareholders are not being asked to exchange their certificates at this time. However, they are entitled to do so after the reverse split takes place, if they wish, by contacting our transfer agent, Corporate Stock Transfer, Denver, Colorado. Otherwise, certificates representing pre- reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Ehrhardt Keefe Steiner & Hottman, P.C., Denver, Colorado, conducted the audit of our financial statements for the year ended December 31, 2002. It is our understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, our directors do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received by us at our principal executive offices prior to our fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                            Jeffrey S. Peterson
                                            Chairman

July 14, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                quepasa.com, inc.
                            TO BE HELD July 28, 2003

     The undersigned hereby appoints Jeffrey S. Peterson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of quepasa.com, inc. held of record by the undersigned on July 9, 2003, at the Annual Meeting of Shareholders to be held July 28, 2003, or any adjournment or postponement thereof.

1.   ELECTION OF DIRECTORS

     _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

     _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

     NOMINEES: Jeffrey S. Peterson, Michael D. Silberman, Brian Lu, Victor
               Roldan and David Hansen

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below:

     ______________________________________________________________________

     ______________________________________________________________________

2.   TO CHANGE OUR NAME TO "QUEPASA CORPORATION."

     _____  FOR                      _____ ABSTAIN              _____ AGAINST

3. To reverse split our Common Stock on the basis of one share for each 20 shares outstanding.

     _____  FOR                      _____ ABSTAIN              _____ AGAINST

4. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the election of the directors named in item 1 above, for changing our name to quepasa corporation and for the one share for 20 shares reverse stock split.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:
      ----------------------------       ---------------------------------------
                                         Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                         ---------------------------------------
                                         Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____